Exhibit 99.1

    Certification of Principal Executive Officer Pursuant to Section 1350 of
                Chapter 63 of Title 18 of the United States Code

     I, David D. Wesselink, Chairman and Chief Executive Officer of Metris Companies Inc., certify that (i) the Annual Report on Form 11-K for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Annual Report on Form 11-K for the period ended December 31, 2002 fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Metris Retirement Plan.


                              /s/David D. Wesselink
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                              David D. Wesselink
                              Chairman and Chief Executive Officer
                              (Principal Executive Officer)
                              June 16, 2003